Exhibit 99.1

Contact:
Randy Gottfried, Chief Financial Officer	Chris Danne
ir@riverbed.com	chris@blueshirtgroup.com
Riverbed Technology, Inc.	The Blueshirt Group
415-247-6397	415-217-7722

Riverbed Technology, Inc. Reports

Fourth Quarter and Full Fiscal Year 2007 Financial Results

•	Quarterly Revenues Increase by 126% Year-Over-Year to $76.3 Million

•	Annual Revenues Increase 162% to $236.4 Million

•	Cumulative Customer Count Now Exceeds 3,500

San Francisco, CA, February 5, 2008 – Riverbed Technology, Inc. (NASDAQ: RVBD), the technology and market leader in wide-area data services (WDS), today released financial results for the fourth quarter and fiscal year ended December 31, 2007.

Revenues for the fourth quarter of 2007 were $76.3 million, an increase of 126% from the fourth quarter of 2006 and a 21% increase over the third quarter of 2007.

Riverbed® posted GAAP net income of $4.8 million, or $0.07 per share, in the fourth quarter of 2007, compared to a net loss of $2.4 million, or a loss of $0.04 per share, in the fourth quarter of 2006. Riverbed’s fourth quarter of 2007 GAAP results included $9.8 million of stock-based compensation expenses and related payroll taxes. Excluding the impact of stock-based compensation and related payroll taxes in all periods, the non-GAAP net income for the fourth quarter of 2007 was $14.6 million, or $0.20 per share, compared to non-GAAP net income of $2.4 million, or $0.03 per share, in the fourth quarter of 2006.

Revenues for the year ended December 31, 2007 were $236.4 million, a 162% increase from $90.2 million of revenues in the prior year. Riverbed posted its first full year of profitability in 2007. GAAP net income for 2007 was $14.8 million, or $0.20 per share, compared to a GAAP net loss of $15.8 million, or $0.59 per share, in 2006. 2007 GAAP results included $32.6 million of stock-based compensation expenses and related payroll taxes. Non-GAAP net income for 2007 was $47.4 million, or $0.65 per share, which compares to a non-GAAP net loss of $6.6 million, or $0.12 per share for 2006.

“Over the past year, we have continued the rapid expansion of our business, growing revenues by 162%, adding over 1,800 customers and building a business that generated over 18% non-GAAP operating margins in 2007 compared to losses in 2006,” noted Jerry M. Kennelly, Riverbed president and chief executive officer. “Riverbed’s record revenue performance in the fourth quarter and throughout 2007 reflects the explosive growth in demand for WDS solutions and our extremely strong competitive position within this fast growing market. Fourth quarter 2007 sequential revenue growth accelerated from the third quarter to 21% and customer acquisition was also strong. We now have a cumulative customer count of over 3,500 and continue to make inroads with the world’s largest corporations.”

“With the majority of the global workforce working outside of headquarter offices, we believe that wide area data solutions can significantly improve productivity while allowing companies to consolidate expensive equipment and services, saving billions of dollars for companies worldwide. Our competitive leadership in this market remains unchanged and we are leveraging our unique software architecture to enter into attractive new markets,” added Mr. Kennelly.

“GAAP gross margins reached 75% for the first time in the fourth quarter, significantly ahead of plan and reflecting reduced costs and a positive product mix. We have continued to invest in building out our R&D and sales marketing organizations given what we believe continues to be a large and growing market opportunity,” said Randy Gottfried, Riverbed chief financial officer.

2007 Highlights

Riverbed’s focus on delivering industry-leading performance, scalability, and simplicity to distributed organizations of all sizes was reflected in a number of key business initiatives and milestones.

•

Industry Achievement – Riverbed’s Steelhead® Appliance product family continued to be recognized for its excellence by many well-respected trade publications in 2007, including InfoWorld (Best WAN Accelerator of 2005, 2006, 2007, and 2008) Network World (Clear Choice Award for WAN Acceleration), Infonetics Research (Market Leader in WAN Optimization) and Gartner (Market Share Leader, five consecutive quarters). In addition, for the second consecutive year Gartner positioned the company in the Leaders quadrant in the “WAN Optimization Controller Magic Quadrant” published in December 2007 and authored by Andy Rolfe and Joe Skorupa. This report positions vendors in one of four quadrants based on the companies’ vision and ability to execute on that vision. In addition, multiple Riverbed customers were named to the InfoWorld 100 for their implementation of Riverbed’s Steelhead appliances. The InfoWorld 100 honors IT projects that demonstrate the most creative use of cutting edge technologies to further their business goals.

•

Product Innovation – Riverbed began shipping the next generation of the Riverbed Optimization System (RiOS™), version 4.1, which is enhanced with disaster recovery intelligence and encryption capability for organizations that require high levels of security or face compliance requirements. The company introduced a new Steelhead appliance model 6120 optimized for disaster recovery, introduced optimizations for Oracle11i applications, and a patent-pending new approach to accelerating encrypted web traffic, furthering its leadership in providing customers with the best performance for the applications most important to their businesses. The company also began shipping the Steelhead Mobile laptop client, which delivers LAN-like application performance for the mobile workforce.

•

Customer Wins – Riverbed added over 1,800 customers in 2007 and by end-of-year had over 3,500 cumulative customers across a wide range of verticals and markets. Announced customers included GeoEngineers, Bank of Korea, Cubist Pharmaceutical Firm, U.S. Defense Contract Management Agency, New Zealand Department of Conservation, Hyundai Hysco, Mitsubishi Motors, and Family Health International.

•

Global Expansion and Distribution – Riverbed dramatically expanded its global presence in 2007, expanding in nine additional countries. New offices were added in Latin America, Eastern Europe, Scandinavia and a number of countries in Asia. The company also ramped up its distribution capacity by almost doubling its sales and marketing organization in 2007 to meet the growing global demand for its products and building our channel relationships to more than 500 partners.

Conference Call Information

Riverbed will host a conference call for analysts and investors to discuss its fourth quarter and full fiscal year results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at www.riverbed.com. Following the webcast, an archived version will be available on the website for 30 days. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter passcode 11107069. International parties can access the replay at 303-590-3000 and should enter passcode 11107069.

About Riverbed

Riverbed Technology is the technology and market leader in wide-area data services (WDS) solutions for companies worldwide. By enabling application performance over the wide area network (WAN) that is orders of magnitude faster than what users experience today, Riverbed is changing the way people work, and enabling a distributed workforce that can collaborate as if they were local. Additional information about Riverbed (Nasdaq: RVBD) is available at www.riverbed.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to the expected demand for Riverbed’s products and services, statements relating to the growth prospects of the WDS market, statements relating to Riverbed’s ability to enter new markets, and statements relating to Riverbed’s ability to meet the needs of distributed organizations, grow market share or grow the market as a whole. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 filed with the SEC on October 25, 2007, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for informational purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that follow it. We anticipate disclosing forward-looking non-GAAP financial information in our conference call to discuss our fourth quarter and fiscal year 2007 results, including an estimate of non-GAAP earnings for the first quarter and fiscal year 2008 that excludes stock-based compensation expenses related to employee stock options, purchases of common stock under our Employee Stock Purchase Plan, and related payroll taxes. We cannot readily estimate these expenses because they depend on such factors as our future stock price for purposes of computing such expenses.

A copy of this press release can be found on the investor relations page of Riverbed’s website at www.riverbed.com.

Riverbed Technology, Riverbed, Steelhead, RiOS, Interceptor, and the Riverbed logo are trademarks or registered trademarks of Riverbed Technology, Inc. All other trademarks used or mentioned herein belong to their respective owners.

Riverbed Technology, Inc.

GAAP Condensed Consolidated Statements of Operations

In thousands, except per share amounts

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006
Revenue:
Product	$61,342	$26,798	$189,218	$70,967
Support and services	12,688	4,930	38,460	12,315
Ratable product and related support and services	2,280	2,097	8,728	6,925

Total revenue	76,310	33,825	236,406	90,207
Cost of revenue:
Cost of product	13,467	8,927	49,009	23,504
Cost of support and services	4,754	1,897	14,451	4,748
Cost of ratable product and related support and services	651	456	2,464	1,900

Total cost of revenue	18,872	11,280	65,924	30,152

Gross profit	57,438	22,545	170,482	60,055
Operating expenses:
Sales and marketing	32,617	16,312	95,652	48,080
Research and development	12,312	6,503	39,696	19,215
General and administrative	8,020	3,279	24,834	9,294

Total operating expenses	52,949	26,094	160,182	76,589

Operating income (loss)	4,489	(3,549)	10,300	(16,534)
Other income, net	2,705	1,286	9,733	992

Income (loss) before provision for income taxes	7,194	(2,263)	20,033	(15,542)
Provision for income taxes	2,367	148	5,235	303

Net income (loss)	$4,827	$(2,411)	$14,798	$(15,845)

Net income (loss) per share, basic	$0.07	$(0.04)	$0.22	$(0.59)
Net income (loss) per share, diluted	$0.07	$(0.04)	$0.20	$(0.59)
Shares used in computing basic net income (loss) per share	69,887	63,452	68,020	26,977
Shares used in computing diluted net income (loss) per share	74,176	63,452	73,244	26,977
Stock-based compensation expense included in above:
Cost of product	$33	$—	$101	$—
Cost of support and services	778	322	2,576	520
Sales and marketing	4,419	2,447	15,160	4,636
Research and development	2,635	1,363	8,593	2,541
General and administrative	1,757	654	5,371	1,521

Total stock-based compensation expense	$9,622	$4,786	$31,801	$9,218

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended December 31, 2007			Twelve months ended December 31, 2007
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Total revenue	$76,310	$—	$76,310	$236,406	$—	$236,406
Total cost of revenue	18,872	(812)	18,060	65,924	(2,679)	63,245

Gross profit	$57,438	$812	$58,250	$170,482	$2,679	$173,161

Reconciliation of operating expenses:
Sales and marketing	$32,617	$(4,564)	$28,053	$95,652	$(15,616)	$80,036
Research and development	12,312	(2,670)	9,642	39,696	(8,814)	30,882
General and administrative	8,020	(1,771)	6,249	24,834	(5,482)	19,352

Total operating expenses	$52,949	$(9,005)	$43,944	$160,182	$(29,912)	$130,270

Reconciliation of operating income, net income and net income per share:
Operating income	$4,489	$9,817	$14,306	$10,300	$32,591	$42,891
Income before provision for income taxes	$7,194	$9,817	$17,011	$20,033	$32,591	$52,624
Net income	$4,827	$9,817	$14,644	$14,798	$32,591	$47,389
Net income per share, basic	$0.07		$0.21	$0.22		$0.70
Net income per share, diluted	$0.07		$0.20	$0.20		$0.65
Shares used in computing basic net income per share	69,887		69,887	68,020		68,020
Shares used in computing diluted net income per share	74,176		74,176	73,244		73,244

	Stock-based compensation expense (a)	Payroll Tax on Stock Option Exercises	Total	Stock-based compensation expense (a)	Payroll Tax on Stock Option Exercises	Total
Reconciliation of GAAP to Non-GAAP Adjustments:
Cost of revenue	$811	$1	$812	$2,677	$2	$2,679
Sales and marketing	4,419	145	4,564	15,160	456	$15,616
Research and development	2,635	35	2,670	8,593	221	$8,814
General and administrative	1,757	14	1,771	5,371	111	$5,482

	$9,622	$195	$9,817	$31,801	$790	$32,591

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial statements presented on a GAAP basis, Riverbed uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude stock-based compensation expense and payroll tax expense related to stock option exercises, and to include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Riverbed’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or basic and diluted net income per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with the intrinsic value method under Accounting Principles Board No. 25 through December 31, 2005 and with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R) effective January 1, 2006. While a large component of our expense, we believe investors want to exclude the effects of stock-based compensation expense and payroll taxes related to stock option exercises in order to compare our financial performance with that of other companies and between time periods.

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended December 31, 2006			Twelve months ended December 31, 2006
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Total revenue	$33,825	$—	$33,825	$90,207	$—	$90,207
Total cost of revenue	11,280	(322)	10,958	30,152	(520)	29,632

Gross profit	$22,545	$322	$22,867	$60,055	$520	$60,575

Reconciliation of operating expenses:
Sales and marketing	$16,312	$(2,447)	$13,865	$48,080	$(4,636)	$43,444
Research and development	6,503	(1,363)	5,140	19,215	(2,541)	16,674
General and administrative	3,279	(654)	2,625	9,294	(1,521)	7,773

Total operating expenses	$26,094	$(4,464)	$21,630	$76,589	$(8,698)	$67,891

Reconciliation of operating income (loss), net income (loss) and net income (loss) per share:
Operating income (loss)	$(3,549)	$4,786	$1,237	$(16,534)	$9,218	$(7,316)
Net income (loss)	$(2,411)	$4,786	$2,375	$(15,845)	$9,218	$(6,627)
Net income (loss) per share, basic	$(0.04)		$0.04	$(0.59)		$(0.12)
Net income (loss) per share, diluted	$(0.04)		$0.03	$(0.59)		$(0.12)
Shares used in computing basic net income (loss) per share	63,452	—	63,452	26,977	28,264 (b)	55,241
Shares used in computing diluted net income (loss) per share	63,452	8,088 (a)	71,540	26,977	28,264 (b)	55,241

	Stock-based compensation expense (c)	Payroll Tax on Stock Option Exercises (d)	Total	Stock-based compensation expense (c)	Payroll Tax on Stock Option Exercises (d)	Total
Reconciliation of GAAP to Non-GAAP Adjustments:
Cost of revenue	$322	$—	$322	$520	$—	$520
Sales and marketing	2,447	—	2,447	4,636	—	4,636
Research and development	1,363	—	1,363	2,541	—	2,541
General and administrative	654	—	654	1,521	—	1,521

	$4,786	$—	$4,786	$9,218	$—	$9,218

(a)	Represents options to purchase common stock that were excluded from diluted earnings per share on a GAAP basis because we reported a net loss and including such options would have an antidilutive effect. These options are included in non-GAAP diluted shares outstanding because on a non-GAAP basis, we have net income.

(b)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the later of their issuance or the beginning of the applicable period. Convertible preferred shares were converted into common shares as of September 20, 2006, the effective date of our IPO. We believe investors want to give effect to the conversion for prior periods in order to compare our financial performance with that of other companies and between time periods.

(c)	Stock-based compensation is a non-cash expense accounted for in accordance with the intrinsic value method under Accounting Principles Board No. 25 through December 31, 2005 and with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R) effective January 1, 2006. While a large component of our expense, we believe investors want to exclude the effects of stock-based compensation expense and payroll taxes related to stock option exercises in order to compare our financial performance with that of other companies and between time periods.

(d)	No payroll tax expense related to employee stock option exercises was incurred during 2006.

Riverbed Technology, Inc.

Condensed Consolidated Balance Sheets

In thousands

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$162,979	$105,330
Marketable securities	83,103	3,999
Trade receivables, net	50,072	18,148
Other receivables	1,273	118
Inventory	9,413	7,452
Prepaid expenses and other current assets	5,136	5,438

Total current assets	311,976	140,485

Fixed assets, net	18,826	7,718
Other assets	6,800	2,566

Total assets	$337,602	$150,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,325	$11,113
Accrued compensation and related benefits	14,290	8,285
Other accrued liabilities	9,381	2,931
Deferred revenue	26,845	16,837

Total current liabilities	70,841	39,166

Deferred revenue non-current	6,634	2,245
Other long-term liabilities	409	378

Total long-term liabilities	7,043	2,623

Stockholders’ equity:
Common stock and additional paid-in-capital	295,487	162,033
Deferred stock-based compensation	(3,287)	(5,704)
Accumulated deficit	(32,535)	(47,333)
Accumulated other comprehensive income (loss)	53	(16)

Total stockholders’ equity	259,718	108,980

Total liabilities and stockholders’ equity	$337,602	$150,769

Riverbed Technology, Inc.

Condensed Consolidated Statements of Cash Flows

In thousands

	Twelve months ended December 31,
	2007	2006
Operating activities:
Net income (loss)	$14,798	$(15,845)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,052	2,037
Stock-based compensation	31,801	9,218
Revaluation and amortization of warrants	—	683
Provision of trade receivable allowances	461	474
Excess tax benefit from stock options	(850)	—
Changes in operating assets and liabilities
(Increase) in trade receivables	(32,726)	(13,266)
(Increase) in inventory	(5,160)	(5,186)
(Increase) in prepaid expenses and other assets	(1,614)	(3,887)
Increase in accounts payable and other current liabilities	16,893	12,362
Increase in income taxes payable	4,597	224
Increase in deferred revenue	14,916	13,483

Net cash provided by operating activities	48,168	297
Investing activities:
Capital expenditures	(9,709)	(5,110)
Purchase of available for sale securities	(129,098)	(3,999)
Proceeds from maturities and sales of available for sale securities	49,980	—
Increase in other assets	(2,100)	(1,400)

Net cash used in investing activities	(90,927)	(10,509)
Financing activities:
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	19,915
Proceeds from public offerings, net of issuance costs	87,681	87,496
Proceeds from issuance of common stock, net of repurchases	11,792	179
Payments of debt	—	(2,500)
Excess tax benefit from stock options	850	—

Net cash provided by financing activities	100,323	105,090
Effect of exchange rate changes on cash and cash equivalents	85	42

Net increase in cash and cash equivalents	57,649	94,920
Cash and cash equivalents at beginning of period	105,330	10,410

Cash and cash equivalents at end of period	$162,979	$105,330